Yanglin Soybean, Inc. Reports Second Quarter 2009 Financial Results

•	Press Release
•	Source: Yanglin Soybean, Inc.
•	On Wednesday August 19, 2009, 4:54 pm EDT

•	Companies:
o	YANGLIN SOYBEAN INC

HEILONGJIANG, China, Aug. 19 /PRNewswire-Asia-FirstCall/ — Yanglin Soybean, Inc. (OTC Bulletin Board: YSYB - News; "Yanglin" or the "Company"), one of the leading domestic processors of soybean products in China, today reported unaudited financial results for the second quarter ended June 30, 2009.

Mr. Shulin Liu, Chief Executive Officer of Yanglin Soybean Inc., commented, "Our second quarter results were impacted by the Chinese government's strategic reserve purchase of domestic soybeans, which pushed soybean prices higher than normal. Now that the government just ended these strategic purchases of domestic soybeans in June, we have turned more optimistic for the second half of the year. With over $25 million in cash and cash equivalents, our solid market reputation and relatively long operating history, we are well-positioned to meet the rising demand for soybean meal and soybean oil products when pricing returns to normal levels for our raw materials."

"During the second quarter, to counter the pricing pressures caused by the strategic reserve purchases, we have continued our strict cost-saving policies, including reducing overall production volume until higher profitability can be achieved. At the same time, we still remained focused on providing the same high-quality products and service to our customers, as we were seeing still robust demand for soybean products in China," Mr. Liu stated.

Second Quarter 2009 Results

Total revenues for the second quarter of 2009 were $39.8 million, compared to $76.3 million recorded for the same period in 2008. Sales decreased during the 2009 second quarter as the Company significantly reduced its production volume in reaction to the unfavorable pricing environment for soybeans, mainly due to the higher prices of soybeans caused by the Chinese government's national strategic reserve purchase of soybeans, which began in late 2008 and ended in June 2009.

Net sales
(in thousand US$)
	Three Months Ended
	June, 30
	2009	2008	% Change
Soybean Meal	$24,255.2	$42,986.2	-43.6%
Soybean Oil	$10,327.3	$24,574.4	-58.0%
Salad Oil	$1,883.0	$8,713.2	-78.4%
Squeezed Oil	$358.0	$0	NA
Soy Protein Concentrate	$355.1	$0	NA
Low-temp Soy Meal	$2,575.0	$0	NA
Total Net Sales	$39,753.6	$76,273.8	-47.9%

Gross loss for the second quarter of 2009 was $4.2 million, as compared to a gross profit of $4.4 million for the same period in 2008.

Total operating expenses for the second quarter of 2009 decreased to $608,892, from $616,674 in the same period last year. Selling expenses for the second quarter of 2009 decreased to $60,303 as compared to $64,545 in the 2008 second quarter. General and administrative expenses for the second quarter of 2009 were $548,589, as compared to $552,129 in the year-ago quarter. Total operating expenses accounted for 1.6% of total revenue in the second quarter, as compared to 0.8% in the same period in 2008.

Operating loss for the second quarter of 2009 was $4.8 million, as compared with of an operating profit of $3.8 million for the same period in 2008.

Interest expenses decreased by $170,889 on a year-over-year for the quarter ended June 30, 2009. Interest expenses declined during the quarter mainly because of lower bank borrowings, as we reduced our production volumes, which lowered our need for working capital. As a percentage of sales revenue, interest expenses accounted for 0.2% for the 2009 quarter.

The Company continues to benefit from its income tax exempt status during the entire fiscal year 2009. The status will be up for review at the end of 2009. Given the size of the Company's operations and its leading status within the soybean industry, the Company expects to continue to receive preferential tax treatment from the local and central governments going forward.

Net loss for the second quarter of 2009 totaled $4.9 million, or $0.15 per diluted share, compared with net income of $3.6 million, or $0.10 per diluted share in the same period one year ago.

Balance Sheet

The Company's balance sheet as of June 30, 2009 included cash and cash equivalents of $25.5 million, compared with $30.4 million at December 31, 2008. The Company has net working capital of $31.7 million at the end of June 30, 2009. Total shareholders' equity was $65.8 million.

Business Update

Mr. Liu concluded, "Over the past few weeks, we have been pleased to see some positive elements coming together indicating a potential rebound in our business. The most welcoming news is that the Chinese government, after finishing its strategic purchase of domestic soybeans in June, has begun to sell some of its soybean from the reserve to the market, probably combined with a subsidy system, which we expect will ease our raw material pricing pressures ahead of the fall harvests. In addition, reduced soybean production in South America this year due to unfavorable weather could also help bring down the total amount of soybean imports into China. These tangible signs of an improving operating environment, along with our focus on cost management and customer relations, give us comfort that we will see a recovery in the second half of this year."

Conference Call

The Company will host a conference call on Thursday, August 20, 2009 at 8:30 A.M. Eastern Daylight Time / 8:30 P.M. Beijing Time. A question and answer session will follow management's presentation.

To participate, please call the following numbers 10 minutes before the call start time and ask to be connected to the Yanglin Soybean conference call:

Phone Number: +1-877-407-0782 (North America)

Phone Number: +1-201-689-8567 (International)

A replay of the call will be available through Thursday, August 27, 2009 until 11:59 P.M. Eastern Daylight Time.

                For the replay, please call:

                Phone Number:               +1-877-660-6853 (North America)
                Phone Number:               +1-201-612-7415 (International)
                Account Number:            286
                Conference ID Number: 330654

About Yanglin

Yanglin Soybean, Inc. is one of the leading domestic soybean processors in China. The Company manufactures soybean oil, salad oil and soybean meal with an annual processing capacity of 520,000 metric tons in 2008. The Company's products are sold directly to its customers or through distributors. Majority of Yanglin Soybean's customers are located in Northern China.

Forward Looking Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release and oral statements made by the Company constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company's planned capacity expansion and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's facilities, risk associated with large scale implementation of the company's business plan, the ability to attract new customers, ability to increase its product's acceptance, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

Consolidated Balance Sheets
As at June 30, 2009 and December 31, 2008
(Stated in US Dollars)

	June 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Current assets
Cash	$25,492,115	$30,365,413
Cash - restricted	484,000	484,000
Trade receivables, net	67,847	8,043
Inventories	7,650,016	3,896,334
Advances to suppliers	8,340,976	10,597,701
Prepaid VAT and other taxes	3,220,365	920,083
Other receivables	76,455	114,990

Total current assets	$45,331,775	$46,386,564
Property, plant and equipment, net	29,966,756	31,529,936
Intangible assets, net	4,518,532	4,619,716
Prepaid deposits for equipment
and construction	—	13,021

TOTAL ASSETS	$79,817,062	$82,549,237

LIABILITIES AND
STOCKHOLDERS' EQUITY
Current liabilities
Short-term bank loans	$10,665,030	$6,711,214
Loans from related parties - current	59,169	55,149
Accounts payable	721	13,753
Other payables	836,514	683,403
Customers deposits	1,418,972	1,187,582
Accrued liabilities	654,223	591,979

Total current liabilities	$13,634,629	$9,243,080
Long-term liabilities
Loans from related parties - non-
current	403,224	434,678

TOTAL LIABILITIES	$14,037,853	$9,677,758

STOCKHOLDERS' EQUITY
Convertible preferred stock - Series
A $0.001 par value, 50,000,000
shares authorized; 10,000,000 shares
issued and outstanding as of June
30, 2009 and December 31, 2008	$10,000	$10,000

Common stock - $0.001 par value
100,000,000 shares authorized;
20,000,003 shares issued and
outstanding as of June 30, 2009 and
December 31, 2008	20,000	20,000
Additional paid-in capital	38,389,635	38,389,635
Statutory reserves	5,628,636	5,628,636
Retained earnings	14,471,196	21,664,524
Accumulated other comprehensive
income	7,259,742	7,158,684

	$65,779,209	$72,871,479
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$79,817,062	$82,549,237

Consolidated Statements of Operations and Comprehensive Income
For the three and six months ended June 30, 2009 and 2008
(Stated in US Dollars) (Unaudited)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2009	2008	2009	2008

Net sales	$39,753,637	$76,273,814	$82,787,863	141,549,672
Cost of sales	(43,973,079)	(71,857,724)	(88,143,629)	(130,296,704)

Gross (loss) profit	$(4,219,442)	$4,416,090	$(5,355,766)	11,252,968

Operating expenses
Selling expenses	(60,303)	(64,545)	(129,553)	(118,970)
General and administrative Expenses	(548,589)	(552,129)	(1,580,773)	(1,244,941)

Total operating expenses	(608,892)	(616,674)	(1,710,326)	(1,363,911)

(Loss) income from operation	$(4,828,334)	$3,799,416	$(7,066,092)	9,889,057

Interest expenses	(94,091)	(264,980)	(245,517)	(513,903)
Interest income	71,795	35,514	119,312	53,798
Other expenses	—	(14,348)	(1,060)	(14,348)
Other Income	—	—	29	—

(Loss) income from operations before income taxes	$(4,850,630)	$3,555,602	$(7,193,328)	9,414,604
Income taxes	—	—	—	—

Net (loss) income	$(4,850,630)	$3,555,602	$(7,193,328)	9,414,604

Foreign currency translation adjustment	(16,447)	1,470,797	101,058	3,872,808

Comprehensive (loss) income	$(4,867,077)	$5,026,399	$(7,092,270)	13,287,412

Basic (loss) earnings per share	$(0.24)	$0.18	$(0.36)	0.47

Diluted (loss) earnings per share	$(0.15)	$0.10	$(0.23)	0.26

Basic weighted average share outstanding	20,000,003	20,000,003	20,000,003	20,000,003

Diluted weighted average share outstanding	31,610,172	37,221,147	31,949,768	36,546,085

For further information, please contact:

Yanglin Soybean, Inc.
Mr. Bode Xu
Chief Financial Officer
Email: cfo@yanglinsoybean.com

Grayling
Eddie Cheung / Valentine Ding
Investor Relations
Tel:   +1-646-284-9414
Email: eddie.cheung@us.grayling.com / valentine.ding@us.grayling.com